SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

(Amendment No. 2)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Wheelchair ADL Solutions Corporation

(Exact name of Registrant as specified in its charter)

Nevada	8731	45-2596371
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

1324 N. Liberty Lake Rd. #169
Liberty Lake, WA 99019
Telephone: 509-995-5250
Facsimile: 509-210-3260
(Address and Telephone Number of Registrant’s Principal Executive Offices and Principal Place of Business)

Matthew Allen
1324 N. Liberty Lake Rd. #169
Liberty Lake, WA 99019 Telephone: 509-995-5250
(Name, Address, and Telephone Number for Agent of Service)

Copies of all communications to:

VINCENT & REES, L.C.

Attn:  David Rees

175 South Main St., 15th Floor

Salt Lake City, UT 84111

Telephone:  801-303-5730

Facsimile:  801-355-5005

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:   X .

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       .

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       .

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       .

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:       .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock Issued and Outstanding to be registered as part of a Secondary Offering by certain Selling Security Holders (as hereinafter defined) (1)	2,013,000	$0.15(2)	$ 301,950	$ 34.61
Newly Issued Common Stock to be registered as part of a Primary Offering (as hereinafter defined)	5,000,000	$0.25(2)	$1,250,000	$ 143.25
Total	7,013,000		$ 1,451,300	$ 177.85

(1)	Represents common shares currently outstanding to be sold by the Selling Security Holders.

(2)

There is no current market for the securities. Although the registrant‚ common stock has a par value of $0.001, the registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the common stock, in good faith and for purposes of the registration fee. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value.  The price does not bear any relationship to our assets, book value, historical earnings or net worth.  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE (WHEELCHAIR ADL SOLUTIONS CORPORATION) MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED February ___, 2011

Wheelchair ADL Solutions Corporation

5,000,000 Shares of Common Stock, par value $0.001, being sold pursuant to the Primary Offering

2,013,000 Shares of Common Stock being offered at $0.15 per share by the Selling Shareholders

	Per Share	Sale Total
Public Offering Price	$ 0.25	$ 1,250,000
Underwriting Discounts and Commissions	$ 0.00	$ 0.00
Proceeds to Wheelchair ADL Solutions Corporation	$ 0.25	$ 1,250,000

This prospectus relates to the sale of 5,000,000 shares of common stock, par value $0.001, of Wheelchair ADL Solutions Corporation (referred to herein as the “Company” or “ADL”), at a price of $0.25 on a best efforts basis (the “Primary Offering”). This offering terminates 24 months after commencement of this offering on _____, 2013.  This is the initial offering of common stock of the Company.  The Company is offering the shares on a self-underwritten, “best efforts” basis directly through its officer and director, Mr. Matthew Allen.  The total proceeds from the Primary Offering will not be escrowed or segregated but will be available to the Company immediately.  There is no minimum amount of common shares required to be purchased, and, therefore, the total proceeds received by the Company might not be enough to begin operations or a market may not develop.  The Company needs to raise a minimum of approximately $200,000 to begin general operations.  Thus, if the Company cannot raise those funds through the Primary Offering, investors in our stock may lose their entire investment.  No commission or other compensation related to the sale of the shares will be paid.  For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

In addition, there are 2,013,000 shares being registered by the Selling Security Holders (the “Secondary Offering”).  The Selling Security Holders will be offering their shares of common stock at a price of $0.15 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices.  The total number of shares registered in this registration statement is 7,013,000.  The Company will not receive any of the proceeds from the sale of shares being sold by the Selling Security Holders.  The existence of this secondary offering at an initial price below the Primary Offering price makes it less likely that we will sell all of the shares offered in the Primary Offering.  No underwriting arrangements have been entered into by any of the Selling Security Holders.  The Selling Security Holders and any intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered and any profits realized or commissions received may be deemed underwriting compensation.

There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the Over-The-Counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”), for our common stock to eligible for trading on the Over-The-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

Investing in our securities involves a high degree of risk. See Risk Factors‚ beginning on page 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The Selling Security Holders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is February ____, 2011

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The Selling Security Holders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

PROSPECTUS SUMMARY

Except as otherwise indicated, as used in this prospectus, references to the “Company,” “ADL,” “we,” “us,” or “our” refer to Wheelchair ADL Solutions Corporation and its wholly-owned subsidiaries.

The following summary highlights selected information contained in this prospectus, and it may not contain all of the information that is important to you. Before making an investment decision, you should read the entire prospectus carefully, including “Risk Factors” and our consolidated financial statements and related notes, included elsewhere in, or incorporated by reference into, this prospectus.

Corporate Background

Wheelchair ADL Solutions Corporation was incorporated under the laws of the State of Nevada on November 10, 2011. We are a development stage company.  From our inception to date, we have generated limited revenues, and our operations have been limited to organizational, start-up, and capital formation activities. We currently have one employee. Our plan of operation is to distribute Activities of Daily Living (ADL) accessories for wheelchairs and other assisted living devices. We intend to offer these products as an alternative to standard devices already in the market. To date, we have conducted market research regarding facilities that manufacture assisted living devices.  We have also conducted preliminary market research of competing products in our target markets.

Our launch strategy will have multiple stages. The first stage will happen during our startup phase, and we will proceed to the next stages as quickly as feasible.

Stage 1 – Startup

Budget $200,000

Three Months

During the startup stage, we will offer direct sales to customers.  Direct sales will include Internet direct-marketing campaigns and Internet advertising—bringing buyers and local distributors to our website.  We will continue this sales approach until we have enough product distribution to sustain our business operations.  We will also be aggressive at signing up distribution partners from the start of operations.  The length of this stage will again depend entirely on how quickly sales targets or funding goals are achieved.

Stage 2 – Sales Growth

Budget $300,000

Six months

Establishing further distribution via tradeshows, direct marketing, and social media marketing will allow us to drive the business while gaining market share.  Support programs such as education initiatives with special needs groups and institutions will be deployed. Print marketing will be initiated, as dictated by revenue growth and new market data.

Stage 3 – Full Operations

Budget $750,000

Upon having a sustainable sales channel in place, we will proceed with hiring all key employees, implementing aggressive marketing campaigns, and boosting key inventory items.

Our auditors have issued an audit opinion, which includes a statement describing their doubts about whether we will continue as a going concern. In addition, our financial status creates substantial doubt whether we will continue as a going concern.  As we currently have limited assets with which to fund operations and pay for the expenses associated with complying with our reporting requirements under the federal securities laws, it is likely that we may not be able to comply with those reporting requirements, which would mean that limited information regarding the Company and our operations would not be available to investors and the public.

Where You Can Find Us

Our offices are currently located at Wheelchair ADL Solutions Corporation, #169 – 1324 N. Liberty Lake Rd., Liberty Lake, WA 99019.  Our telephone number is 509-228-8293, and our Website is http://wheelchairadlsolutions.com.

Summary of the Offering

Securities being registered by the Selling Security Holders:	2,013,000 shares of common stock

Offering price:	$0.15 per share until a market develops and thereafter at market prices or prices negotiated in private transactions

Newly issued common stock being registered pursuant to the Primary Offering:	5,000,000 shares of common stock

Offering price:	$0.25

Number of shares outstanding prior to the offering:	11,013,000 shares of common stock

Number of shares outstanding after the offering:	16,013,000 shares of common stock

Market for the common stock:

There has been no market for our securities. Our common stock is not traded on any exchange or on the Over-The-Counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:

We will receive approximately $1,250,000 in gross proceeds if we sell all of the shares in the Primary Offering, we will receive estimated net proceeds of approximately $1,245,000 if we sold all of those shares.  We will receive none of the proceeds from the sale of shares by the Selling Security Holders. See “Use of Proceeds” for a more detailed explanation of how the proceeds from the Primary Offering will be used.

Risk Factors:	See “Risk Factors‚” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Subscriptions:	Subscriptions are to be made payable to: Wheelchair ADL Solutions Corporation 1324 N. Liberty Lake Rd. #169 Liberty Lake, WA 99019

Summary Financial Information

As of
November 30,
2011
(Audited)
Balance Sheet Items-
Cash and cash equivalents	$1405

Total current assets	$1405

Total assets	$1405

Accounts payable	$2200

Accrued liabilities	$0

Loan from stockholder	$0

Total current liabilities	$2200

Stockholders' equity	$795

	Period Ended	Cumulative
	November 30,	From
	2011	Inception
	(Audited)	(Audited)
Statements of Operations items-
Revenues	$639	$639

General and administrative expenses	$112,225	$112,225

Other income (expense)	$0	$0

Net (loss)	$(112,095)	$(112,095)

(Loss) per common share - Basic and Diluted	$(0.01)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	10,050,650

RISK FACTORS

An investment in our common stock is highly speculative and involves a high degree of risk.  Therefore, you should carefully consider the following factors and other information in this prospectus before deciding to invest in our company.  If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer.  As a result, you could lose all or part of your investment.  You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Risk Factors Relating to Our Company

1.

We are a development stage company with very limited operating history and may never be able to effectuate our business plan or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. Our Company was established on November 10, 2011. Although we have begun initial investigations into the wheelchair accessory industry, we may not be able to successfully implement our business objectives. There can be no assurance that we will ever achieve any revenues or profitability. The revenue and income potential of our proposed business and operations is unproven, and the lack of operating history makes it difficult to evaluate the future prospects of our business. We have generated limited revenues to date. Accordingly, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business, and our Company is a highly speculative venture involving a high degree of financial risk.

2.

We expect losses in the future because we have insufficient revenue to offset losses.

As we have limited revenue, we are expecting losses over the next 12 months because we do not have sufficient revenues to offset the expenses associated with the development and implementation of our business plan. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

3.

We have a going concern opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

We have not yet established an ongoing source of revenues. Furthermore, we anticipate generating losses for the next 12 months. These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period November 10, 2011 to November 30, 2011. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business strategy may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

4.

We will rely on third parties to develop, produce, package, sell, and market our products, which may place us at a competitive disadvantage.

We intend to retain third party firms. We plan to locate and enter into agreements with one or more manufacturing companies that currently manufacture wheelchair accessories. We also plan to locate and enter into agreements with distributors for the sale of our products, and eventually with third party logistics providers to provide order fulfillment services. We also plan to locate and enter into an agreement with a web developer for the purpose of re-developing our website for direct sales of our products to consumers. As a result, we expect to be dependent on those third party firms that we engage. There is no assurance that we will be able to enter into contracts with any such third parties on terms that are favorable to us. If any of our third party contractors’ breaches the contract or does not have the ability, for financial or other reasons, to perform its obligations, we may not be able to implement our business plan. Our reliance on third parties may place us at a competitive disadvantage.

5.

If we are unable to obtain additional funding, our business operations will be harmed.

We will require additional funds to implement our business plan. We anticipate that we will require a minimum of $1,250,000 to fund our planned activities for the next twelve months. We hope to raise this capital through the sale of our securities. If we are unable to raise the required capital, our ability to grow will be restricted and our ability to continue to conduct business operations will be harmed. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans, which could cause the Company to become dormant. Furthermore, any additional equity financing may involve substantial dilution to our then existing shareholders.

6.

We may not be able to compete with current and potential competitors, some of who have greater resources and experience than we do.

We may not have the resources to compete with our existing competitors or with any new competitors. We intend to compete with many providers of wheelchair accessories all of which have significantly greater personnel, financial, and managerial resources than we do. This competition from other companies with greater resources and reputations may result in our failure to maintain or expand our business.

Moreover, as the demand for wheelchair accessories increases, new companies may enter the market and the influx of added competition will pose an increased risk to our Company. Increased competition may lead to price wars, which would harm us since we would be unable to compete with companies with greater resources. In addition, increased competition and increased demand may create a stress on the wheelchair accessories manufacturers, output capabilities, which may lead to increased prices, which would also harm our ability to compete in the wheelchair accessories market.

7.

Since our officers and directors may work or consult for other companies, their other activities could slow down our operations.

Our officers and directors are not required to work exclusively for us and do not devote all of their time to our operations. Presently, our officers and directors allocate only a portion of their time to the operation of our business. Since our officers and directors are currently employed full-time elsewhere, they are able to commit to us only up to 3-6 hours a week. Therefore, it is possible that their pursuit of other activities may slow our operations and reduce our financial results because of the slow-down in operations.

8.

We need to retain key personnel to support our business and ongoing operations.

The development of our business and the marketing and sale of our products will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers and the engagement of key employees and contractors who have critical industry experience and relationships that we rely on to implement our business plan. The loss of the services of any of our officers or the lack of availability of other skilled personnel would negatively impact our ability to develop our company and to market and sell our intended products, which could adversely affect our financial results and impair our growth.

9.

Because Mr. Allen has no experience in running a company that sells wheelchair accessories products, they may not be able to successfully operate such a business, which could cause you to lose your investment.

We are a start-up company and we intend to market and sell our wheelchair accessories products. Mr. Allen, our current officer, have effective control over all decisions regarding both policy and operations of our company with no oversight from other management. Our success is contingent upon these individuals' ability to make appropriate business decisions in these areas. It is possible that their lack of relevant operational experience could prevent us from becoming a profitable business and an investor from obtaining a return on his investment in us.

10.

The wheelchair accessories industry is subject to the risk of highly volatile price swings.

Fossil fuels and metals are needed for the production of wheelchair accessory products. Even though product production is considered more efficient than traditional plastic production in terms of the use of fossil fuels in the manufacturing process, the wheelchair accessories industry remains dependent on the availability of fossil fuels. Due to the rising costs of petroleum rising on a daily basis and the unstable global oil market, any company relying on fossil fuels as main components of their operating expenses is subject to the risk of highly volatile price swings. Because traditional plastic manufacturing companies use state of the art technology to produce products and purchase petroleum in mass quantities, they are able to keep their costs stable. Any rise in the price petroleum will cause us to incur additional expenses. Thus, we could see retail price jumps in the wheelchair accessories creating volatile price swings.

11.

We could be subject to significant and costly product liability claims.

We could be subject to significant product liability claims if the products we sell cause injury or illness. We do not have liability insurance with respect to product liability claims. The costs associated with product liability claims and product recalls could significantly reduce our operating results.

12.

Our executive officers own a majority of the outstanding shares of our common stock, and other stockholders may not be able to influence control of the company or decision-making by management of the company.

Our executive Officers presently own, in the aggregate, 90.8% of our outstanding common stock. As a result, our executive officers have substantial control over all matters submitted to our stockholders for approval including the following matters: election of our Board of Directors; removal of any of our directors; amendment of our Articles of Incorporation or bylaws; and adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us. Other stockholders may consider the corporate decisions made by our executive officers to be inconsistent with the interests of these stockholders. In addition, other stockholders may not be able to change the directors and officers, and are accordingly subject to the risk that management cannot or will not manage the affairs of the company in accordance with such stockholders‚wishes.

13.

Because wheelchair accessories are made from metals and fossil fuels, we face the risk of interruption of supply or increase in costs, which would harm our business and results of operation.

It is estimated that 50% of wheelchair accessories products produced are made from plastics.  As a result, we face the risk of interruption of supply or increase in cost. The competition for plastics could be intense, and we may not be able to compete effectively against other purchasers who have higher volume requirements or more established relationships. Even if suppliers have adequate supplies of plastics to produce products, they may be unreliable in meeting delivery schedules, experience their own financial difficulties, provide products of inadequate quality, or provide them at prices, which reduce our profit. Any problems that our manufacturers face with regard to the supply of plastics can be expected to affect our ability to source products, which could have a material adverse effect on our financial condition, business, results of operations, and continued growth prospects.

14.

Establishing a new brand requires effective marketing and product placement, which may take a long period of time.

Our principal business strategy is to develop our brand name as a respected brand associated with the highest quality wheelchair accessory products.   The marketing of our intended product is highly dependent on creating favorable consumer perception.    We have minimal advertising experience.   Competitors have significantly greater advertising resources and experience and enjoy well-established brand names.  There can be no assurance that our initial advertising and promotional activities will be successful in creating the desired consumer perception.

15.

Our Growth Plan is based upon Management’s projection of what may happen in the future, and such predictions may not occur. Actual results may differ materially.

Our growth plan is based upon Management's projections of estimated available cash flow, expenses, revenue, revenue over profit, earnings before interest, taxes and depreciation, sales cycle time and other measures of projected economic performance. These projections are made in Management's view of what may happen in the future, and are not based upon historical projections.

16.

We will incur increased costs as a result of being a public company.

If we are able to become a public company, we will incur significant legal, accounting and other expenses. We expect the laws, rules and regulations governing public companies to increase our legal and financial compliance costs and to make some activities more time-consuming and costly.

17.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

New or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which may result in additional expenses. While there is limited regulation of our business at the state and federal level, any change to such regulation could adversely affect our business. Our clients are often regulated, and their ability to pay us or our ability to provide services may be impacted by changes in regulation.  We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our business may be materially impacted and our reputation may be harmed.

Risks Relating To Our Common Stock

18.

We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.

Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, par value $0.001 per share, of which 11,013,000 shares are issued and outstanding, and 5,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

19.

Our common shares are subject to the "Penny Stock" Rules of the SEC, and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•

That a broker or dealer approve a person’s account for transactions in penny stocks; and

•

The broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quality of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•

Obtain financial information and investment experience objectives of the person; and

•

Make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•

Sets forth the basis on which the broker or dealer made the suitability determination; and

•

That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

20.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the Over-The-Counter Bulletin Board after the registration statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the Over-The-Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

21.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

22.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless the value of such shares appreciates and they sell them. There is no assurance that stockholders will be able to sell shares when desired.

23.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Articles of Incorporation authorizes us to issue up to 5,000,000 shares of "blank check" preferred stock. Accordingly, our Board of Directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our Board of Directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

24.

We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing capital stock.

We have financed our operations, and we expect to continue to finance our operations, acquisitions and develop strategic relationships, by issuing equity or debt securities, which could significantly reduce the percentage ownership of our existing stockholders. Furthermore, any newly issued securities could have rights, preferences and privileges senior to those of our existing stock. Moreover, any issuances by us of equity securities may be at or below the prevailing market price of our stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of stock to decline.

25.

Legal costs are projected to increase.

There are presently no legal actions pending against the Company or to which it or any of its property are subject, nor to its knowledge are any such proceedings contemplated. In the event there was any such legal action, there would be costs of defense that would be variable. The Company anticipates a general increase in legal counsel cost going forward due to the increased compliance costs of running a public company and the legal work that may be necessary for implementing the Company’s business plan of expansion.

26.

Risks related to financial projections.

The financial projections contained in this Prospectus are based on certain assumptions and estimates and, although the Company believes there is a reasonable basis for the assumptions and estimates upon which the projections are based, there can be no assurance that the revenues stated therein will be attained or that expenses will not be higher than estimated.  Much of the information contained in the projections is based on assumptions and estimates that are subject to variations that could be beyond the control of the Company and could have a substantially adverse effect on the performance and profitability of the Company. Accordingly, no representation is or can be made as to the future operations or the amount of any future income or loss of the Company. In addition, the projections were prepared by management and have not been reviewed by any independent certified public accountant.  Each investor should consult his own attorney, accountant or other advisors concerning an investment in the Company.

27.

Arbitrary offering price.

The offering price of $0.25 per share of common stock was arbitrarily determined by the Company and is unrelated to specific investment criteria, such as the assets or past results of the Company’s operations.  In determining the offering price, the Company considered such factors as the prospects, if any, of similar companies, the previous experience of management, the Company’s anticipated results of operations, and the likelihood of acceptance of this offering.  Please review any financial or other information contained in this offering with qualified persons to determine its suitability as an investment before purchasing any shares in this offering.

28.

There may be deficiencies with our internal controls that require improvements, and we will be exposed to potential risks from legislation requiring companies to evaluate controls under Section 404 of the Sarbanes-Oxley Act of 2002 in the event we become a fully reporting company.

While we believe that we currently have adequate internal control procedures in place, we are still exposed to potential risks from legislation requiring companies to evaluate controls under Section 404a of the Sarbanes-Oxley Act of 2002. Under the supervision and with the participation of our management, we have evaluated our internal controls systems in order to allow management to report on, and our registered independent public accounting firm to attest to, our internal controls, as required by Section 404a of the Sarbanes-Oxley Act. We have performed the system and process evaluation and testing required in an effort to comply with the management certification and auditor attestation requirements of Section 404a. As a result, we have incurred additional expenses and a diversion of management’s time. If we are not able to meet the requirements of Section 404a in a timely manner or with adequate compliance, we might be subject to sanctions or investigation by regulatory authorities, such as the SEC.

Risks Associated with this Offering

29.

There has been no independent valuation of the stock, which means that the stock may be worth less than the purchase price.

The per share purchase price has been determined by us without independent valuation of the shares. We established the offering price based on management’s estimate of the value of the shares.  This valuation is highly speculative and arbitrary. There is no relation to the market value, book value, or any other established criteria. We did not obtain an independent appraisal opinion on the valuation of the shares. The shares may have a value significantly less than the offering price and the shares may never obtain a value equal to or greater than the offering price.

30.

Investors may never receive cash distributions, which could result in an investor receiving little or no return on his or her investment.

Distributions are payable at the sole discretion of our board of directors. We do not know the amount of cash that we will generate, if any, once we have more productive operations. Cash distributions are not assured, and we may never be in a position to make distributions.

31.

Even if a market develops for our shares, our shares may be thinly traded with wide share price fluctuations, low share prices and minimal liquidity.

If a market for our shares develops, the share price may be volatile with wide fluctuations in response to several factors, including: potential investors’ anticipated feeling regarding our results of operations; ·increased competition; and our ability or inability to generate future revenues.

In addition, if our shares are quoted on the Over-The-Counter Bulletin Board, our share price may be affected by factors that are unrelated or disproportionate to our operating performance. Our share price might be affected by general economic, political, and market conditions, such as recessions, interest rates, or international currency fluctuations. In addition, even if our stock is approved for quotation by a market maker through the Over-The-Counter Bulletin Board, stocks traded over this quotation system are usually thinly traded, highly volatile and not followed by analysts. These factors, which are not under our control, may have a material effect on our share price.

32.

We anticipate the need to sell additional authorized shares in the future.  This will result in a dilution to our existing shareholders and a corresponding reduction in their percentage ownership in the Company.

We may seek additional funds through the sale of our common stock. This will result in a dilution effect to our shareholders whereby their percentage ownership interest in the Company is reduced. The magnitude of this dilution effect will be determined by the number of shares we will have to issue in the future to obtain the funds required.  The sale of additional stock to new shareholders will reduce the ownership position of the current shareholders.  The price of each share outstanding common share may decrease in the event we sell additional shares.

33.

Because our Primary Offering does not have a minimum offering amount, we may not raise enough funds to continue operations.

Because our Primary Offering lacks a minimum offering amount, no minimum amount of funds are assured, and we may only receive proceeds sufficient to fund operations for a short amount of time.  We may then have to cease operations, and investors could then lose their entire investment.

34.

The Selling Shareholders are initially selling their shares at a lower price than our Primary Offering price.

Investors purchasing our stock in the Primary Offering may pay more than investors purchasing stock from the Selling Shareholders. Because the Selling Shareholders may sell our stock at a lower price to investors that might otherwise purchase our stock in the Primary Offering at the higher Primary Offering price, the existence of the Selling Shareholders’ secondary offering makes it less likely that we will sell all of the shares available in the Primary Offering.

35.

Purchasers of our stock will experience dilution.

We currently have a negative net tangible book value of $0.0001 per share of our common stock. If you purchase our common stock from us in our Primary Offering, you will experience immediate and substantial dilution to the extent of the difference between the public offering price per share of our common stock ($0.25) and the pro forma net tangible book value per share of our common stock immediately after the offering ($0.0778).  See the “Dilution” section below for a more detailed explanation.

36.

We may not be able to comply with reporting requirements, and limited information may be available.

We currently have limited assets with which to fund operations and pay for the expenses associated with complying with our reporting requirements under the federal securities laws.  Therefore, we may not be able to comply with those reporting requirements, and investors in our securities would lack current information regarding the Company and our operations.

THE OFFERING

This prospectus relates to the sale of 5,000,000 shares of common stock, par value $0.001, of the Company at a price of $0.25 on a best efforts basis. This offering terminates 24 months after commencement of this offering.  This is the initial offering and Primary Offering of common stock of the Company.  The Company is offering the shares on a self-underwritten, “best efforts” basis directly through its officer and director, Mr. Matthew Allen.  There is no minimum amount of common shares required to be purchased and, therefore, the total proceeds received by the Company might not be enough to begin operations or a market may not develop.  No commission or other compensation related to the sale of the shares will be paid.  For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

In addition, there are 2,013,000 shares being registered by certain Selling Security Holders of the Company. 1,000,000 of such shares were issued to the founder and were valued at $0.001, as there was no immediate market for those shares and their value was considered equivalent to the incorporation and development costs incurred by the founder.   1,000,000 of the remainder of such shares were issued to certain Selling Shareholders for business advisory, consulting, and legal services rendered, including the preparation of the registration statement of which this Prospectus forms a part.   The remaining 13,000 of such shares were offered and sold by us at a purchase price of $0.10 per share to certain Selling Security Holders in private placements conducted November 10, 2011 through November 30, 2011 pursuant to the exemptions from registration under the Securities Act provided by Regulation S of the Securities Act. As of November 30, 2011, the Company had subscribed the private placement and raised $1,300 in gross proceeds.

The Selling Security Holders will be offering the shares of common stock being covered by this prospectus at a price of $0.15 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices.  The Company will not receive any of the proceeds from the sale of shares being sold by the Selling Security Holders.  The existence of this secondary offering at an initial price below the Primary Offering price makes it less likely that we will sell all of the shares offered in the Primary Offering.  No underwriting arrangements have been entered into by any of the Selling Security Holders.  The Selling Security Holders and any intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act with respect to the securities offered and any profits realized or commissions received may be deemed “underwriting compensation.”

USE OF PROCEEDS

We will receive approximately $1,250,000 worth of the proceeds from the sale of the common shares being offered for sale by the Company.

We anticipate that the net proceeds of the Offering will be used primarily to increase revenues by allowing us to use  the proceeds to increase our sales force, increase our marketing, advertising and publicity efforts, increase salaries and consulting fees, initiate promotion to vendors to engage in contracts, and initiate the process of taking the company public via the Over-The-Counter Bulletin Board and other general administrative expenses.  None of the proceeds will be used for officer or director salaries during the first year of operations.  To implement the above activities, we will hire some key employees to help with the launch of Wheelchair ADL Solutions Corporation.  Key employees will include sales/marketing management to drive the sales and marketing initiatives, an operations/administration person to handle order processing duties, and an engineering manager to drive product development.  The precise amounts that the Company will devote to its programs will vary depending on numerous factors, including but not limited to, the progress and results of its research and assessments as to the market potential of its proposal to develop the business.  In the event that we sell less than the maximum shares offered in this Primary Offering, the first priority for the use of the proceeds is to file a Registration Statement and pay fees associated with the filing of the Registration Statement and becoming a publicly traded company.  The following table summarizes how we will use the proceeds of the Primary Offering, depending upon whether we sell 100%, 75%, 50%, or 25% of the shares being offered in the Primary Offering:

Percentage of Offering Shares Sold	100%	75%	50%	25%
Legal and fees associated with becoming a publicly traded company	$50,000	$50,000	$50,000	$50,000
Hiring of Key Employees	$250,000	$187,500	$125,000	$55,500
Marketing Sales and Advertising	$500,000	$362,500	$237,500	$111,875
Working Capital	$300,000	$225,000	$150,000	$66,000
Inventory	$150,000	$112,500	$62,500	$29,125
Total Use of Proceeds	$1,250,000	$937,500	$625,000	$312,500

The Company anticipates that the estimated $1,250,000 gross proceeds from the Maximum Offering will enable it to fund its operating entity and other capital needs for the next fiscal year. In the event that the Maximum Offering is not completed, the Company will be required to seek additional financing. There can be no assurance that additional financing will be available when needed and, if available, will be on terms acceptable to the Company.

DETERMINATION OF OFFERING PRICE

The Selling Security Holders will be offering the shares of common stock being covered by this prospectus at a price of $0.15 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices.  In determining the Primary Offering price of the shares we considered several factors including:

•

Our start-up status;

•

Prevailing market conditions, including the history and prospects for the industry in which we compete;

•

Our future prospects; and

•

Our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock.  You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.   Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share.  Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us.  No valuation or appraisal has been prepared for our business and potential business expansion.  Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.  You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future.  Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors.  There are no contractual restrictions on our ability to declare or pay dividends.  Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates.  You should not purchase our common stock expecting to receive cash dividends.  Since we do not pay dividends, and if we are not successful in establishing an orderly public trading market for our shares, then you may not have any manner to liquidate or receive any payment on your investment. Therefore, our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations.  In addition, because we do no pay dividends, we may have trouble raising additional funds which could affect our ability to expand our business operation.

MARKET FOR OUR COMMON STOCK

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority, FINRA for our common stock to be eligible for trading on the Over-The-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

We have issued 11,013,000 common shares since the Company’s inception on November 10, 2011, all of which are restricted shares.  See "Certain Relationships and Related Transactions" section below regarding these shares.  There are no outstanding options or warrants or securities that are convertible into shares of common stock.

Holders

We had 15 holders of record for our common shares as of November 30, 2011.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any compensation plan under which equity securities are authorized for issuance.

Dividends

Please see “Dividend Policy” above.

FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements.  This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our technology, (c) the regulation to which we are subject, (d) anticipated trends in our industry and (e) our needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this Prospectus generally.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in the prospectus, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

DILUTION

We have a negative net tangible book value of ($0.0001) per share of our common stock. If you invest in our common stock, you will experience immediate and substantial dilution to the extent of the difference between the public offering price per share of our common stock, and the pro forma net tangible book value per share of our common stock immediately after the offering.

The founder acquired shares at an average cost of $0.001 per share (par value), whereas outside investors will pay a price of $0.25 per share. Further, the net tangible book value per share after the offering but prior to any new offerings is $0.0778 per share. Therefore, outside Investors participating in this offering will incur immediate substantial dilution of their investment insofar as it refers to the resulting per share net tangible book value of the Company's Common Stock after completion of this Offering. The following table illustrates dilution to investors on a per share basis, depending upon whether we sell 100%, 75%, 50%, or 25% of the shares being offered in the Primary Offering:

Percentage of Offering Shares Sold	100%	75%	50%	25%
Offering price per share	0.25	0.25	0.25	0.25
Net tangible book value per share before offering	(0.0001)	(0.0001)	(0.0001)	(0.0001)
Increase per share attributable to investors	0.0778	0.0632	0.0460	0.0252
Pro forma net tangible book value per share after offering	0.0778	0.0632	0.0459	0.0251
Dilution per share to investors	0.1722	0.1868	0.2041	0.2249

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of November 30, 2011, by the Selling Security Holders prior to the offering contemplated by this prospectus, the number of shares each Selling Security Holder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person or his/her spouse has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the Selling Security Holders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the Selling Security Holders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities. 1,000,000 of the Selling Security Holders’ shares were issued to the founder and were valued at $0.001, as there was no immediate market for those shares and their value was considered equivalent to the incorporation and development costs incurred by the founder. A further 1,000,000 of those shares were issued to certain Selling Shareholders for business advisory, consulting, and legal services rendered, including the preparation of the registration statement of which this Prospectus forms a part. The remaining 13,000 shares were offered and sold to certain Selling Security Holders at a purchase price of $0.10 per share in a fully subscribed private placement made November 10, 2011 through November 30, 2011 pursuant to the exemption from the registration under the Securities Act provided by Regulation S of the Securities Act.

The percentages below are calculated based on 11,013,000 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name of Selling Security Holder		Shares owned by Selling Security Holder	Shares deemed beneficially owned by Selling Security Holder	Number of Shares Offered by Selling Security Holder	Number of Shares and Percen of Total Issued & Outstanding Held After the Offering (1)
Last name	First name				# of Shares	% of Class
Cummings	Phyllis	1,000	1,000	1,000	0	0
Chandler	Chase	1,000	1,000	1,000	0	0
Allen	Matthew	1,000	10,002,000 (2)	1,000	0	0
Larson	Karen	1,000	2,000 (3)	1,000	0	0
Palmer	Carrie	1,000	1,000	1,000	0	0
Palmer	Heather	1,000	1,000	1,000	0	0
Palmer	Kristen	1,000	1,000	1,000	0	0
Morgan	Mary	1,000	1,000	1,000	0	0
Allen	Mary	1,000	1,000	1,000	0	0
Larson	Mike	1,000	2,000 (4)	1,000	0	0
Allen	Heather	1,000	2,000 (5)	1,000	0	0
Gotham Capital Inc.		500,000		500,000	0	0
Rees	David	1,000	1,001,000 (6)	1,000	0	0
Jones	Callie	1,000	1,000	1,000	0	0
Regall Holdings LLC		10,000,000		1,000,000	9,000,000	56.2%
Rees	David	500,000		500,000	0	0

Total		11,013,000		2,013,000

(1) Assumes all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during this offering period. Based on 11,013,000 shares of common stock issued and outstanding as of November 30, 2011.

(2) Matthew Allen beneficially owns 1,000 shares in his name, 1,000 shares in the name of his wife, Heather Allen, and has voting power over 10,000,000 shares held in the name of Regal Holdings LLC.

(3) Karen Larson beneficially owns 1,000 shares in her name and 1,000 shares in the name of her husband, Mike Larson.

(4) Mike Larson beneficially owns 1,000 shares in his name and 1,000 shares in the name of his wife, Karen Larson.

(5) Heather Allen beneficially owns 1,000 shares in her name and 1,000 shares in the name of her husband, Matthew Allen.

(6) David Rees beneficially owns 501,000 shares in his name and has voting power over 500,000 shares held in the name of Gotham Capital Inc.

We may require the Selling Security Holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FISCAL CONDITION AND RESULTS OF OPERATION

The following discussion of our plan of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus.  This discussion contains forward-looking statements that involve risks and uncertainties.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed in “Risk Factors” beginning on page  18 of this prospectus. All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

We have generated minimal revenues since our inception.  We are a development stage company with limited operations.  Our auditors have issued a going concern opinion.  This means that our auditors believe there is substantial doubt that we can continue as an ongoing business for the next twelve months.

Plan of Operation

We have had minimal revenues since our inception on November 10, 2011 our fiscal year end (November 30, 2011). Over the next twelve months we intend to create a customer base for Wheelchair ADL Solutions Corporation in assisted living conscious retail locations and health professional operators.  The majority of our current funds and any additional revenues that we generate through sales will be used to first comply with obligations under the federal securities laws and then to operate our business for the first 6 months.  During this 6 month period, we will use our current cash and any additional revenues that we generate through sales to (1) first cover our EDGAR filing fees for our quarterly and annual reports as well as the registration statement of which this Prospectus forms a part, and (2) then cover filing and business license fees, as well as to purchase inventory for selling to the end customers.  Our activities will be extremely limited until we can get the needed funding to expand to full operations, and it is quite likely that we will initially be unable to fully comply with the federal securities’ laws reporting requirements, which would mean that limited information regarding our Company would be available to the public ..

We plan to seek to raise an additional $1,250,000 to help market our products, create market awareness and build a customer base.  The funds raised will be used in our business launch process which is planned to have three stages: startup, sales growth and full operations.  The initial startup stage will have a budget of $200,000 and will focus on direct sales and development of initial channel partners.  The subsequent sales growth stage will have a budget of $300,000 and focus on growing the distribution network and developing marketing collateral.  The final full operations stage will have a budget of $750,000 to be used for implementing all support operations necessary to sustain the business and set it up for continued growth.  This will include hiring key employees, investing in higher volumes of inventory and implementing aggressive marketing campaigns.

At the present time, however, we have not made any arrangements to raise additional cash.  We may seek to obtain the funds we need through a second public offering, private placement of securities or loans.  Other than as described in this paragraph, we have no other financing plans at this time.

Our objective is to purchase components from manufacturers and assemble for distribution to both retail and health industry customers.  We intend to purchase and distribute both a private label line and our own branded products. The Company plans to store the minimal inventory and ship to retail and industry customers.  Ultimately the plan is to become an industry leader in the marketing and reselling of wheelchair accessories first in North America, and eventually globally.

We plan to sign purchasing agreements with manufacturers, which will take into account a reduced price based on order quantities. We plan on negotiating volume-based contracts with suppliers.  Thus, as sales increase, we hope that our purchase price per unit will decrease.  We intend to purchase only from suppliers that commit to adhere to our packaging requirements; suppliers must have the ability to source their own materials for the printing of the packages.  It is our intent to order from manufacturers that can provide us with all of our product/service needs.  Such facilities will be responsible for sourcing, printing, and packaging materials, and for shipping the finished products to our customers.

In the event that due to stock outages only products with generic packaging are available to purchase, we intend to receive a discount for non-branded products.  In such a scenario, we may ship the products to third party vendors for re-branding or have the supplier re-brand the products.  Costs may increase slightly for these scenarios.

Activities to Date

Wheelchair ADL Solutions Corporation was incorporated under the laws of the State of Nevada on November 10, 2011.  We are a development stage company.  From our inception to date, we have minimal revenues to date, and our operations have been limited to organizational, start-up, and capital formation activities.  We currently have no employees.  To date we have conducted market research regarding wheelchair accessories sold in North America. We have also conducted preliminary market research of competing products in our target markets.

Results of Operations

During the period from November 10, 2011 (date of inception) through November 30, 2011 (our fiscal year end), we incurred a net loss of $(112,095). This loss consisted primarily of incorporation costs and administrative expenses.  The vast majority of the General and Administrative expenses are from the issuance of stock to the founder, a holding company owned by the founder, and the legal firm for their services.  Other than the issuance of the stock, other expenses that we have incurred include filing fees, accounting services, and business license fees.  We have also accumulated some limited revenue through the sale of ADL products to various school districts in Washington State for use with their special education programs.  The early sales have been generated from getting exposure doing product presentations.  Since inception, we have sold 10,002,000 shares of common stock to our directors.

Purchase or Sale of Equipment

We do not expect to purchase or sell any plant or significant equipment.

Revenues

We had minimal revenues for the period from November 10, 2011 (date of inception) through November 30, 2011.  We believe that we will be able to commence the marketing and distribution of our products in the end of the first fiscal quarter of 2012.

Liquidity and Capital Resources

Our balance sheet as of November 30, 2011 reflects assets of $1,405.  Cash and cash equivalents from inception to date have been insufficient to provide the working capital necessary to operate to date.

We anticipate generating losses and, therefore, may be unable to continue operations in the future.  If we require additional capital, we would have to issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us.  We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Recently Issued Accounting Pronouncements

We do not expect the adoption of any recently issued accounting pronouncements to have a significant impact on our net results of operations, financial position, or cash flows.

Seasonality

We do not expect our sales to be impacted by seasonal demands for our products and services.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

DESCRIPTION OF BUSINESS

Wheelchair ADL Solutions Corporation was incorporated under the laws of the State of Nevada on November 10, 2011.  The company is in the development stage of its business launch.  From inception to date, we have generated limited revenues, and our operations have been limited to start-up, product development and capital formation activities.  Currently there are no employees other than an officer, who is also our sole director.

The address of our principal executive office is:

Wheelchair ADL Solutions Corporation

Attention: Mr. Matthew Allen

1324 N. Liberty Lake Rd. #169

Liberty Lake, WA 99019

Our telephone number is 509-228-8293.

Our website can be viewed at www.wheechairadlsolutions.com.

Business Objective

The Company’s purpose is to distribute and sell for profit wheelchair and healthcare mounts for aiding individuals with disabilities.  Our mounts will employ a quick release technology that makes it easy for the user to adjust, position, or remove the activities of daily living device.  We intend to source and fabricate the components from United States’ companies and sell in North America, Europe and Asia.  We intend our products to be more affordable and greatly expand upon the limited offerings that are available today.

Ideally, Wheelchair ADL Solutions Corporation’s products will address and provide solutions to people with disabilities to give those individuals tools that can positively impact their lives.  Therapists like to think of it as an extra hand.  Wheelchair ADL Solutions Corporation’s mounts can be for work, daily subsistence or personal leisure.  What makes the products unique is that we cater to the individual.  We intend our solutions to adjust the activities of daily living solutions to our customers’ “personal positional” needs.  A lot of solutions are rigid and inflexible and the client has to physically adjust their bodies to adapt to the aid device.  For example, a common tool used by therapist is a sling for an arm or shoulder injury.  The slings available today for wheelchairs mount directly on the arm in the direction of the arm.  This can create some real discomfort with some patients.  By utilizing our solution, the client can adjust the sling to the angle that meets their needs.

Channel Strategy

Our channel strategy will have two stages. The first stage will happen during our start-up phase and we will proceed to the second stage as quickly as feasible.

Stage 1 – Start-up

To get the business started, we will offer direct sales, continuing this sales approach until we have enough distribution to sustain our business.  We will also be aggressive at signing up distribution partners, which will be made up of healthcare practitioners and retail wheelchair outlets.  The length of this stage will again depend entirely on how quickly sales will ramp through the distribution channel.

Stage 2 – Sales Growth

Upon having enough distribution to become profitable, we will discontinue direct business and route all leads and sales through the distribution partners.

Distribution Partner Profile:

Wheelchair Marketplace

•

Wheelchair Retailers

•

Assistive Technology Professionals

•

Resellers of electronic equipment

Special Education/School Districts Suppliers

•

Sells to school districts

•

Sells assistive technology

Market Data

It is currently estimated that almost 1 out of every 100 United States citizens uses a wheelchair for some kind of mobility needs.  This translates to approximately 2.2 million Americans who use wheelchairs and that number continues to grow.  The growth of people using wheelchairs in the United States is due to several factors: just general population growth, veterans being disabled, baby boomers entering retirement age, and the growing obesity problems. Worldwide, it is estimated that between 100 and 130 million people need a wheelchair.  Unfortunately only ten percent of that need is filled.  Hence, approximately ten million people use wheelchairs worldwide.  Annual sales in the United States are estimated at $1.33 billion, which is supplied by 175 wheelchair companies. Worldwide, the latest market figures indicate the wheelchair and scooter markets were at $3.2 billion in 2005 and are expected to grow to $7.4 billion by 2012.  Source: Trends and Issues in Wheeled Mobility Technologies, Rory A. Cooper, Ph.D., and Rosemarie Cooper, M.P.T., A.T.P. Department of Rehabilitation Science and Technology - University of Pittsburgh And Human Engineering Research Laboratories VA Pittsburgh Healthcare System.

In regards to what we are offering, the market will be considered at its infancy stage.  Our strategy in our channel strategy will help this get started quickly because of the experience and market share our partners will bring.  Our goal is for our channel strategy to translate into gaining significant market share because we intend to be first to the market with many of our products and the overall quality of our solutions.

Marketing

Our marketing strategy will focus on creating awareness of our brand name and product offerings through corporate and channel marketing efforts when funded.  Below is a list of marketing techniques that we will employ as revenue provides or additional funding is completed.

We plan to participate in the following marketing activities:

1)

Press Release

We plan on utilizing a press release announcing the official launch of Wheelchair ADL Solutions Corporation.

•

PR Newswire or similar services will be used for distribution of press releases.

2)

Social Media Marketing

We plan on promoting our solutions to wheelchair users on social media tools will be very effective since the wheelchair community is somewhat tight because of their common bond.  The Company will develop a Twitter, Facebook and YouTube videos to promote our products.

3)

Website

We plan on implementing a professional update to our current website www.wheelchairadlsolutions.com, future upgrades will include the integration of e-commerce with the website and partners portal.

4)

Print

One of the most effective tools that will be utilized by our partners is an effective product catalog.  Most sales personnel that sell wheelchairs provide catalogs to their clients and additional accessories that they can purchase.

5)

Demo Kit

The Company will offer a deep discounted demo kit so our partners can setup our solutions in their showrooms and also physically to a show and tell for a client if they are interested in purchasing our products.  We may offer additional discount to partners who purchase a demo kit.  The demo kit will include the hardware to mount the popular iPad.

6)

Tradeshows

The strategy is to find specific vertical shows for our target markets.  In our case we would want to target a show that involves wheelchairs and rehab.  This marketing option will be planned on an ongoing basis.  To date we have attended one tradeshow called TBI in the Seattle, WA area (“TBI”).  TBI is a show that focused on solutions for people with brain injuries.  The key for us at that show is we made contacts for division of vocational rehab of Washington and the Vancouver Senior center.

7)

Post Card Campaigns

The objective of post card campaigns is to increase traffic to our website. The post card campaign will have a contest where a person is randomly chosen to win a mount and an activity of daily living attachment, such as a GPS system.

We will analyze the success of our marketing strategy by incorporating sales tracking on a weekly/monthly/quarterly basis and establishing trending so that our sales efforts will focus our selling strategy. The more successful sales forums will be targeted and penetrated, while the lower yielding selling arenas will not be ignored, but instead, strategies will be redesigned to exploit more effective methods of marketing.

Competition

Wheelchair accessory market is underdeveloped.  Primarily the competition is made up of two types of companies:

1)

Companies that make computer mounting stations and an attachable desktop.  These companies are few in number.

2)

Wheelchair manufacturers themselves who have some accessories they offer with their wheelchairs.

In general, the industry lacks product offerings for attaching activities of daily living equipment.  Further, the user typically has to find an engineer or friend who can fabricate a custom designed solution for them.

The one company that stands out today in regards to competition is a company named Daessy.  This company is over 20 years old, and has focused on providing desktops and computer mounting for wheelchairs.  Our competitive edge will be the plethora of attachments that we will offer, our lower cost, and the ease of use of our technology.

Expenditures

We have had limited revenues since our inception in November, 2011. Over the next 12 months, Wheelchair ADL Solutions Corporation intends to create a customer base through our marketing efforts and channel strategy. The majority of our current funds will be used to comply with our obligations under the securities’ laws and operate our business for the first six months. We are seeking to raise $1,250,000 to help market our products, create market awareness, and build a customer base.

The following chart provides an overview of our budgeted expenditures by area of activity over the next 12 months:

Hiring of Key Employees	$250,000
Marketing & Sales Activities	$500,000
Working Capital	$300,000
Product Inventory	$150,000
Misc.	$50,000
TOTAL	$1,250,000

Dependence on One or a Few Major Suppliers

Initially we will rely on two suppliers for the key components of our designs.  We do not have any exclusive contracts with these suppliers.  Both key suppliers are US companies and have extensive capacity to fill our short term needs for sourcing parts.  Part of our core mounting technology will be sourced from a single supplier due to strong technical advantages, which is heavily patented.  A supplier used to develop the designs will create our products in the short term.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

We have not entered into any franchise agreements or other contracts that have given, or could give rise to, obligations or concessions. The Company does source components used in our mounting systems that are patent protected by the source vendor.  Beyond our trade name, we do not hold any other intellectual property, trade name or trademarks.

Governmental Regulations

At this time, we are not aware of any laws or regulations governing our products. We believe that we are currently in compliance with all laws which may govern our products and have no current liabilities there under.  Our intent is to maintain strict compliance with all relevant product safety laws, rules and regulations.

Employees

The Company currently has no employees.  On a voluntary basis, our directors provide all functions to our Company, including: development, strategy, negotiations, and administration.

DESCRIPTION OF PROPERTY

The Company does not lease or own any real property.  The Company currently maintains a corporate office at 23614 E Sprague Ave, Liberty Lake, WA 99019.  The space is provided to us by our president.  The Company does not pay any rental fees for the use of this space.  The Company feels this space is sufficient until the Company commences full operations.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments of our current Directors and executive officers.

Name and Business Address	Age	Position

Matthew Allen 1324 N. Liberty Lake Rd., #169 Liberty Lake, WA 99019	46	President, Treasurer, Secretary and Director
Mike Larson 802 19th St. Lewiston, ID 83501-3172	49	Director

Mr. Matthew Allen, age 46, created the company on November 10, 2011.  Mr. Allen is serving as the Company’s President, Treasurer, Secretary and Director and is the Company’s principal accounting and financial officer.  Prior to starting Wheelchair ADL Solutions Corporation, Mr. Allen worked in sales selling Auto ID equipment.  Mr. Allen developed his expertise in management and refining his business skills working for a company named Microscan for 18 years.  While at Microscan, Mr. Allen worked as a production controller and helped implement the first MRP system and many processes that allowed them to produce the highest quality products with the quickest lead-time in the fixed mount scanning market place.  Next, Mr. Allen was chartered to create the role of product management to propose, manage and drive product programs for the company.  During his tenure in the Senior Product Manager position, he generated several market plans that generated 13 new products that fueled Microscan’s profitable growth every year to its multi-million dollar state today.  Mr. Allen has also been active in public speaking on technology and participating on standard technology committees.

Mr. Allen holds a Bachelor of Science Degree in Business from the University of Idaho with majors in Finance and Production Management.  Mr. Allen has also studied at the International Institute for Management Development, completing the Product & Market Leadership Program between the years 2003 and 2004.

The Company believes that Mr. Allen’s education, expertise, and extensive experience developing and marketing products in the high tech industry provides him the insight necessary to understand the dynamics and demands of developing and marketing ADL devices and that these qualities makes him a valuable member to the Company’s board of directors.

Mr. Mike Larson, age 49, is a licensed RN, BSN, CEN, and Staff Epidemiologist at the Public Health Idaho North Central District.  Mr. Larson has a Bachelors of Science Degree in Nursing from Lewis Clark State College, a Bachelors of Science Secondary Education, Biology from the University of Idaho, and is certified as an Emergency Nurse by the Emergency Nurses Association.  Mr. Larson has twenty years experience as a nurse, with seventeen and one half years as an Emergency Department Nurse. Mr. Larson is currently working as a Staff Epidemiologist and clinic Nurse Manager, and is involved in the investigation of the reportable diseases and outbreaks for the Public Health Idaho North Central District.

The Company believes that Mr. Larson’s extensive experience in the medical industry provides him the insight necessary to understand the dynamics and demands of developing and marketing ADL devices and that this experience makes him a valuable member to the Company’s board of directors.

There are no familial relationships among any of our officers or directors.  None of our directors or officers is a director in any other reporting companies.  None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years.  The Company is not aware of any proceedings to which any of the Company‚ officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company‚ subsidiaries or has a material interest adverse to it or any of its subsidiaries.

None of our directors qualify as “independent” as that term is defined under the applicable rules and regulations of the SEC, meaning that our directors may have business interests in the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  We believe that the members of our board of directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date.  In addition, we currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by our board of directors. Further, we are not a "listed company" under SEC rules and thus we are not required to have a compensation committee or a nominating committee.

We do not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. Our board of directors believes that, given the early stages of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. We do not currently have any specific or minimum criteria for the election of nominees to our board of directors and we do not have any specific process or procedure for evaluating such  nominees. Our board of directors assesses all candidates, whether submitted by management or shareholders, and makes recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our Chief Executive Officer at the address appearing on the face page of this Prospectus.

Board Composition

Our bylaws provide that the Board of Directors shall consist of one or more members.  Each director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders.  Each officer serves, at the pleasure of the Board of Directors, for a term of one year and until the successor is elected at the annual meeting of the Board of Directors and is qualified.

No Committees of the Board of Directors; No Financial Expert

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee or financial expert.  Management has determined not to establish an audit committee at present because our limited resources and limited operating activities do not warrant the formation of an audit committee or the expense of doing so.  As such, our entire Board of Directors acts as our audit committee.  We do not have a financial expert serving on the Board of Directors or employed as an officer based on management’s belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Section 407 of the Sarbanes-Oxley Act of 2002 and Item 407(d) of Regulation S-K is beyond our limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in our financial statements at this stage of our development.

Auditors

Our principal registered independent auditor is:

Peter Messineo, CPA

PCAOB Registered Firm

peter@pm-cpa.com

cell #  727-421-6268

efax # 727-674-0511

Code of Ethics

The Board of Directors has established a written code of ethics that applies to the Company’s officers. A copy of the Code of Ethics is filed as Exhibit 14.1.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors.  Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions.  We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities.  As a result of this review, our board of directors determined that Director Allen does not meet the independence requirements, according to the applicable rules and regulations of the SEC.

Involvement in Legal Proceedings

None of our Officers and/or Directors have filed any bankruptcy petition, been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past ten (10) years.  Furthermore, no director, nominee for director, or executive officer has appeared as a party in any legal proceeding material to an evaluation of his ability or integrity during the past ten years.

Compliance with Section 16(A) Of the Exchange Act.

Upon the effectiveness of this Registration Statement, we intend to file a Form 8-A registration statement under Section 12 of the Securities Exchange Act of 1934, as amended, Section 16(a) of that act requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively.  Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file.

EXECUTIVE COMPENSATION

Summary Compensation

Since our incorporation on November 10, 2011, we have not paid any compensation to our directors or officers in consideration for services rendered to our Company in their capacity as such.  We have no employment agreements with any of our directors or executive officers.  We have no pension, health, annuity, bonus, insurance, stock options, profit sharing, or similar benefit plans.

Since our incorporation on November 10, 2011, no stock options or stock appreciation rights have been granted to any of our directors or executive officers, none of our directors or executive officers exercised any stock options or stock appreciation rights, and none of them hold unexercised stock options.  We have no long-term incentive plans.

Outstanding Equity Awards

Our directors and officers do not have unexercised options, stock that has not vested, or equity incentive plan awards.

Compensation of Directors

Our directors do not receive compensation for their services as directors.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are no employment contracts, or other contracts or arrangements with officers or directors. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of such Directors, officers or consultants from us.  There are no arrangements for directors, officers, employees or consultants that would result from a change-in-control.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of November 30, 2011, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using ‚beneficial ownership‚ concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 11,013,000 shares of our common stock issued and outstanding as of November 30, 2011. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.  Unless otherwise indicated, the address of each person listed is care of Wheelchair ADL Solutions Corporation, #169 – 1324 N. Liberty Lake Rd., Liberty Lake, WA 99019.

Name of Beneficial Owner	Title Of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Matthew Allen	Common	10,002,000	90.8%
Mike Larson	Common	2,000	0.018%

PLAN OF DISTRIBUTION

The Primary Offering shares will be sold on a “direct public offering” through our officer and director, Matthew Allen, who may be considered an underwriter as that term is defined in Section 2(a) (11). Mr. Allen will not receive any commission in connection with the sale of shares, although we may reimburse him for expenses incurred in connection with the offer and sale of the shares. Mr. Allen intends to sell the shares being registered according to the following plan of distribution:

•

Shares will be offered to friends, family, and business associates of Mr. Allen

Mr. Allen will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a) (4) (ii), he must be in compliance with all of the following:

•

he must not be subject to a statutory disqualification;

•

he must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;

•

he must not be an associated person of a broker-dealer;

•

he must primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Company otherwise than in connection with transactions in securities; and

•

he must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months.

Mr. Allen will comply with the guidelines enumerated in Rule 3a4-1(a) (4) (ii).  Neither Mr. Allen, nor any affiliates will be purchasing shares in the offering.

You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase, to our offices. A copy of the form of that subscription agreement is attached as an exhibit to our registration statement of which this Prospectus is a part.  Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

•

a prospectus, with subscription agreement, is delivered by the Company to each offeree;

•

the subscription is completed by the offeree, and submitted with check back to the Company where the subscription and a copy of the check is faxed to counsel for review;

•

each subscription is reviewed by counsel for the Company to confirm the subscribing party completed the form, and to confirm the state of acceptance;

•

once approved by counsel, the subscription is accepted by Mr. Allen, and the funds deposited into an account labeled: Wheelchair ADL Solutions Corporation, within four (4) days of acceptance;

•

subscriptions not accepted are returned with all funds sent with the subscription within three business days of the Company’s receipt of the subscription, without interest or deduction of any kind.

Funds will be deposited to the following:

Wheelchair ADL Solutions Corporation

c/o

American West Bank

1221 N Liberty Lake Rd,

Liberty Lake, WA 99019

(509) 893-9700

The Selling Security Holders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales will be at fixed a fixed price of $0.15 per share until a trading market emerges for the securities. The Selling Security Holders may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

to cover short sales made after the date that this prospectus is declared effective by the Commission;

•

broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.  For more information, see the section titled “Rule 144” herein on page 31.

The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.  For more information, see the section titled “Rule 144” herein on page 31.

Broker-dealers engaged by the Selling Security Holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders, or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser, in amounts to be negotiated. The Selling Security Holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Security Holders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of our common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 462(c) or other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser’s written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on the OTC Bulletin Board at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules. These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

Upon our being notified in writing by a Selling Security Holder that any material arrangement has been entered into with a broker-dealer for the sale of our common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a post-effective amendment to this prospectus will be filed, if required, pursuant to Rule 462(c) under the Securities Act, disclosing (i) the name of each such Selling Security Holder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of our common stock were sold, (iv)the commissions paid or discounts or concessions allowed to such broker-dealer(s). In addition, upon our being notified in writing by a Selling Security Holder that a donee or pledgee intends to sell more than 500 shares of our common stock, a post-effective amendment to this prospectus will be filed if then required in accordance with applicable securities law.

Prior to any involvement of any broker-dealer in the offering, such broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from FINRA.

The Selling Security Holders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Security Holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the Selling Security Holder and/or the purchasers. Each Selling Security Holder has represented and warranted to us that it acquired the securities subject to this prospectus in the ordinary course of such Selling Security Holder’s business and, at the time of its purchase of such securities such Selling Security Holder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

We have advised each Selling Security Holder that it may not use shares registered on this prospectus to cover short sales of our common stock made prior to the date on which this prospectus shall have been declared effective by the Commission. If a Selling Security Holder uses this prospectus for any sale of our common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Security Holders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations there under promulgated, including, without limitation, Regulation M, as applicable to such Selling Security Holders in connection with resales of their respective shares under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the Selling Security Holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

By way of clarification, it will be possible for Mr. Allen to resell any of the 1,002,000 shares he beneficially owns which are being registered for resale in this registration statement (the “Existing Registered Shares”) during the two-year offering period for the primary offering covered by the registration statement. However, the Existing Registered Shares would only be sold according to the existing market conditions. Mr. Allen plans to resell his personal registered shares through broker’s transactions only.  All sales by the Company to the public through the direct private offering will be handled in a different administrative matter, and all purchasers will be informed that the shares for the direct offering shares will be issued straight from the company as a proceeds-generating offering for the Company.  The Company has created an internal policy whereby the then-sitting board of directors (without Mr. Allen, who will recuse himself) will evaluate any potential conflicts of interest. In this policy, Mr. Allen agrees to present every potential resale of his personal shares to the other board of directors for their unanimous approval prior to directing his broker to put in the sell order.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

-

The officers and directors;

-

Any person proposed as a nominee for election as a director;

-

Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;

-

Any relative or spouse of any of the foregoing persons who have the same house as such person.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, which has been filed as an exhibit to our registration statement of which this Prospectus is a part.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, par value $0.001, of which 11,013,000 shares are issued and outstanding as of November 30, 2011.  Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of Directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Articles of Incorporation or By-laws that would delay, defer, or prevent a change in control of our Company.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, none of which is issued and outstanding.  Our Board of Directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock.  As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult.  Because we may issue up to 5,000,000 shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

Security Holders

As of November 30, 2011 there were 11,013,000 common shares issued and outstanding, which were held by 15 stockholders of record.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Transfer Agent

We have engaged Action Stock Transfer Corporation as transfer agent to serve as agent for shares of our common stock.

Our transfer agent’s contact information is as follows:

Action Stock Transfer Corporation

2469 E. Fort Union Blvd., Suite 214

Salt Lake City, UT  84121

Telephone: (801) 274 – 1088

Facsimile: (801) 274 – 1099

E-mail: justblank2000@yahoo.com

Admission to Quotation on the Over-The-Counter Bulletin Board

We intend to have a market maker file an application for our common stock to be quoted on the Over-The-Counter Bulletin Board.  However, we do not have a market maker that has agreed to file such application.  If our securities are not quoted on the Over-The-Counter Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities.  The Over-The-Counter Bulletin Board differs from national and regional stock exchanges in that it

(1)

is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2)

securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the Over-The-Counter Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the Over-The-Counter Bulletin Board our securities will trade on the Over-The-Counter Bulletin Board.  We may not now or ever qualify for quotation on the Over-The-Counter Bulletin Board.  We currently have no market maker who is willing to list quotations for our securities.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there was no public market for our common stock.  We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock.  Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We have outstanding an aggregate of 11,013,000 shares of our common stock.  Of these shares, all of the 7,013,000 shares to be registered in this offering will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

The remaining 9,000,000 shares of common stock outstanding after this offering will be restricted as a result of securities laws.  Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Rule 144

Rule 144 allows for the public resale of restricted and control securities if a number of conditions are met.  Meeting the conditions includes holding the shares for a certain period of time, having adequate current information, looking into a trading volume formula, and filing a notice of the proposed sale with the SEC.

In general, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements and have filed all required reports for a least 90 days before the sale.  Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

-

1% of the number of shares of our common stock then outstanding, which would equal approximately 110,130 shares based on the number of shares of our common stock outstanding as of November 30, 2011; or

-

The average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

At the expiration of the one-year holding period, a person who was not one of our affiliates at any time during the three months preceding a sale would be entitled to sell an unlimited number of shares of our common stock without restriction.  A person who was one of our affiliates at any time during the three months preceding a sale would remain subject to the volume restrictions described above.

Sales under the Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation.  There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

EXPERTS

Except as disclosed herein, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or its subsidiary.  Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Our financial statements for the period from inception to November 30, 2011 included in this prospectus have been audited by Peter Messineo, CPA, as set forth in their report included in this prospectus.

The legal opinion rendered by Vincent & Rees Law Offices regarding our common stock to be registered on Form S-1 is as set forth in their opinion letter included in this prospectus.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

 Peter Messineo is our auditor.  There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby.  This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about our securities, and us we refer you to the registration statement and the accompanying exhibits and schedules.  Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete.  In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference.  Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC.  You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms.  Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

FINANCIAL STATEMENTS

(Wheelchair ADL Solutions Corp.)

INDEX TO FINANCIAL STATEMENTS

November 10, 2011 to November 30, 2011

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Wheelchair ADL Solutions Corporation

Liberty Lake, Washington

I have audited the accompanying balance sheet of Wheelchair ADL Solutions Corporation (a development stage entity) as of November 30, 2011  and the related statements of operations, stockholder's equity and cash flows for the period then ended and for the period November 10, 2011 (date of inception) through November 30, 2011. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wheelchair ADL Solutions Corporation (a development stage entity) as of November 30, 2011 and the results of its operations and its cash flows for the period then ended and for the period November 10, 2011 (date of inception) through November 30, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a loss since inception, has insufficient revenue to cover operating costs or develop its operating plan, has an accumulated deficit and may be unable to raise further equity. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Peter Messineo, CPA

Peter Messineo, CPA

Palm Harbor, Florida

December 5, 2011

Wheelchair ADL Solutions Corporation
(A Development Stage Entity)
Balance Sheet

November 30,
2011

ASSETS
Current Assets
Cash and cash equivalents	$1,405
Total Current Assets	1,405

TOTAL ASSETS	$1,405

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$2,200
TOTAL LIABILITIES	2,200

Stockholders' Equity
Preferred stock: 5,000,000 authorized; $.001 par value no shares issued and outstanding	--
Common stock: 100,000,000 authorized; $.001 par value11,013,000 shares issued and outstanding	11,013
Additional paid in capital	100,287
Accumulated deficit during development stage	(112,095)
Total Stockholders' Equity	795

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,405

See auditor's report and notes to the audited financial statement.

Wheelchair ADL Solutions Corporation
(A Development Stage Entity)
Statements of Operation

	November 30, 2011	November 10, 2011 (date of inception) through November 30 2011

Revenues	$639	$639
Direct costs	509	509
	130	130

Operating Expenses
General and administrative	112,225	112,225
Total operating expenses	112,225	112,225

Net loss from operations	(112,095)	(112,095)

Net loss	$(112,095)	$(112,095)

BASIC AND DILUTED LOSS PER SHARE	$(0.01)

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING	10,050,650

See auditor's report and notes to the audited financial statement.

Wheelchair ADL Solutions Corporation
(A Development Stage Entity)
Statement of Stockholders' Equity

						Accumulated
					Additional	Deficit
	Preferred Stock		Common Stock		Paid in	Development
	Shares	Amount	Shares	Amount	Capital	Stage	Total

Balance at Inception, November 10, 2011	-	$-	-	$-	$-	$-	$-

Issuance of common stock to founders, November 10, 2011 valued at $ no per share	-	-	10,000,000	10,000	-	-	10,000

Issuance of common stock for cash, November 30, 2011, $.10 per share	-	-	13,000	13	1,287	-	1,300

Issuance of common stock for services November 30, 2011, $.10 per share	-	-	1,000,000	1,000	99,000	-	100,000

Net loss	-	-	-	-	-	(112,095)	(112,095)

Balance, November 30, 2011	5,000,000	$5,000	11,013,000	$11,013	$100,287	$(112,095)	$795

See auditor's report and notes to the audited financial statement.

Wheelchair ADL Solutions Corporation
(A Development Stage Entity)
Statements of Cash Flows

	November 30, 2011	November 10, 2011 (date of inception) through November 30, 2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(112,095)	$(112,095)
Adjustment to reconcile Net Income to net cash provided by operations:
Stock-based compensation	110,000	110,000
Changes in assets and liabilities:
Accounts payable	2,200	2,200
Net Cash Used in Operating Activities	105	105

CASH FLOWS FROM INVESTING ACTIVITIES:
Net Cash Used in Investing Activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	1,300	1,300
Net Cash Provided by Financing Activates	1,300	1,300

Net increase (decrease) in cash and cash equivalents	1,405	1,405
Cash and cash equivalents, beginning of period	-	-
Cash and cash equivalents, end of period	$1,405	$1,405

Supplemental Cash Flow Information
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

See auditor's report and notes to the audited financial statement.

NOTE 1. NATURE OF BUSINESS

ORGANIZATION

Wheelchair ADL Solutions Corporation (“The Company”) was incorporated on November 10, 2011 in the State of Nevada as a for-profit Company.  The Company is a development stage company in accordance with FASB ASC 915 Financial Reporting for Development Stage Entities.

The Company was formed to provide technology accessories, using the world’s best mounting systems and applying them to wheelchairs.  The Company provides for adapted mounting to wheelchairs, such items as laptops, cell phones, Ipods, fishing poles and any practical accessory.   We use a ball and socket mounting technology, known as  Round-A-Mount (“RAM”), to allow our clients to quickly adjust the attached devise to personal positioning requirements using the ADL Swing Arm Kit.  All of our activities of daily living (“ADL”) solutions can be quickly removed for the ADL Swing Arm with the turn of a handle (without tools).  Our ADL Swing Arm is a universal mount for quick, easy fitting for all ADL solutions.

The Company is headquartered in Liberty Lake Washington.  The elected fiscal year end is November 30.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  For the period ended November 30, 2011, the Company had limited operations and no history of recurring revenues, as revenue process has commenced in 2011.  The Company is in the development stage.  The Company has an accumulated deficit.  In the absence of raising operating capital through equity or loans, the Company is dependent on financing from its majority shareholder to meet its current operating obligations. In view of these matters, the Company's ability to continue as a going concern is dependent upon the Company's ability to generate revenues from operations and to achieve a level of profitability. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. However, there is no assurance that the Company will attain profitability.

The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

USE OF ESTIMATES

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP"), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FINANCIAL INSTRUMENTS

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

CASH

The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents.  There were no cash equivalents at November 30, 2011.

REVENUE RECOGNITION

The Company recognizes revenue when product is shipped and risk of loss passes to the consumer.  All revenue is invoiced and receipt occurs prior to delivery.

ADVERTISING

Advertising costs are expensed as incurred.  No advertising costs have been incurred as of November 30, 2011.

RESEARCH AND DEVELOPMENT

The Company expenses research and development costs when incurred.  Research and development costs include designing, prototyping and testing of product.  Indirect costs related to research and developments are allocated based on percentage usage to the research and development.  We spent $0 in research and development costs for the period November 10, 2011 (date of inception) through November 30, 2011.

SHARE BASED COMPENSATION

Share-based payments to employees, including grants of employee stock options are recognized as compensation expense in the financial statements based on their fair values, in accordance with FASB ASC Topic 718. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period). The Company had no common stock options or common stock equivalents granted or outstanding for all periods presented. The company may issue shares as compensation in the future periods for employee services.

The Company may issue restricted stock to consultants for various services.  Cost for these transactions will be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The value of the common stock is to be measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty's performance is complete. The company has issue shares as compensation for services associated with the registration of the common shares.

DEFERRED INCOME TAXES AND VALUATION ALLOWANCE

The Company accounts for income taxes under FASB ASC 740 “Income Taxes.”  Under the asset and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax basis.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

NET INCOME (LOSS) PER COMMON SHARE

Net income (loss) per share is calculated in accordance with FASB ASC 260, “Earnings Per Share.”  The weighted-average number of common shares outstanding during each period is used to compute basic earning or loss per share.  Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding.  Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding at since November 30, 2011.  As of November 30, 2011, the Company had no dilutive potential common shares.

RECENTLY ACCOUNTING PRONOUNCEMENTS

In May 2011, the FASB issued ASU No. 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs”, which is intended to improve comparability of fair value measurements presented and disclosed in financial statements prepared in accordance with U.S. generally accepted accounting principles and International Financial Reporting Standards. This standard clarifies the application of existing fair value measurement requirements including (1) the application of the highest and best use valuation premise, (2) the methodology to measure the fair value of an instrument classified in a reporting entity’s shareholders’ equity, (3) disclosure requirements for quantitative information on Level 3 fair value measurements and (4) guidance on measuring the fair value of financial instruments managed within a portfolio. In addition, the standard requires additional disclosures of the sensitivity of fair value to changes in unobservable inputs for Level 3 securities. This standard is effective for interim and annual reporting periods ending on or after December 15, 2011. The adoption of this guidance is not expected to have a significant impact on the Company’s financial statements.

In June 2011, the FASB issued ASU No. 2011-05, “Presentation of Comprehensive Income”, which requires that comprehensive income be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The standard also requires entities to disclose on the face of the financial statements reclassification adjustments for items that are reclassified from other comprehensive income to net earnings. This standard no longer allows companies to present components of other comprehensive income only in the statement of equity. This standard is effective for interim and annual reporting periods beginning after December 15, 2011. The adoption of this guidance is not expected to have a significant impact on the Company’s financial statements other than the prescribed change in presentation.

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.  Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company’s present or future financial statements.

NOTE 3. INCOME TAXES

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the periods presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses and other temporary differences, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not. As of November 30, 2011 the Company had a loss and for the period November 10, 2011 (Date of Inception) through November 30, 2011, the Company incurred losses of $112,095. The net operating loss in the amount of $112,095, resulting from operating activities, result in deferred tax assets of approximately $41,500 at the effective statutory rates.  The deferred tax asset has been off-set by an equal valuation allowance.

NOTE 4. EQUITY TRANSACTIONS

CLASSES OF STOCK

Common Stock:  The Company has been authorized 100,000,000 shares of common stock, with $.001 par value.

Preferred Stock:  The Company has designated 5,000,000 shares of preferred stock, with $.001 par value.  None of the authorized shares have been issued.

Warrants and options:  There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

The Company issued 10,000,000 shares of common stock to its founders, effective at inception.  Shares were valued at $.001, as there was no immediate market and the value was considered equivalent to the incorporation and development costs incurred by founding individuals.

The Company sold for cash 13,000 shares to individuals during November 2011 for $.10 per share, for a total of $1,300.

The Company issued 1,000,000 shares to two entities for services rendered in connection with the development of the business plan. These services were valued at the share price of the last sales of equities issued for cash, as the share price was more measurable. Shares were valued at $100,000 dollars and charged to compensation expense, included in general and administrative expenses.

NOTE 5. COMMITMENTS AND CONTINGENCY

In support of the Company’s efforts and cash requirements, it is relying on advances from its majority shareholder and related parties until such time that the Company can support its operations or attain adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders. As of November 30, 2011, there have been no advances from these related parties.

Some of the officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. There are no employment agreements and therefore they may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

From time to time the Company may become a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 7. SUBSEQUENT EVENTS

Management has evaluated subsequent events and is not aware of any significant events that occurred subsequent to the balance sheet date but prior to the filing of this registration with the Securities and Exchange Commission (“SEC”) that would have a material impact on our financial statements.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$177.85
Transfer/Edgar Agent Fees	2000
Accounting fees and expenses	2000
Total	$4177.85

All amounts are estimates other than the Commission’s registration fee.  We are paying all expenses of the offering listed above.

ITEM 14.  DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our Articles of Incorporation.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Bylaws provide that we will indemnify our directors to the fullest extent permitted by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

ITEM 15.  RECENT SALE OF UNREGISTERED SECURITIES

Since inception, November 10, 2011, we issued and sold the following unregistered securities:

The Company issued 10,000,000 shares of common stock to its founders, effective at inception.  Shares were valued at $.001, as there was no immediate market and the value was considered equivalent to the incorporation and development costs incurred by founding individuals.

The Company sold for cash 13,000 shares to individuals during November 2011 for $.10 per share, for a total of $1,300.

The Company issued 1,000,000 shares to two entities for services rendered in connection with the development of the business plan. These services were valued at the share price of the last sales of equities issued for cash, as the share price was more measurable. Shares were valued at $100,000 dollars and charged to compensation expense, included in general and administrative expenses.

ITEM 16.  EXHIBITS

Exhibit	Description
3.1	Articles of Incorporation of Registrant
3.2	By-Laws of Registrant
4.1	Stock Specimen
5.1	Opinion of Vincent & Rees, L.C. regarding the legality of the securities being registered
10.1	Form of Regulation S Subscription Agreement
10.2	Form of Subscription Agreement for Primary Offering
14.1	Code of Ethics of Registrant
23.1	Consent from Independent Auditor

The above listed exhibits were filed with the Form S-1 Registration Statement and amendment filed on December 9, 2011 and January 31, 2012 respectively. Updated Exhibits 10.2 and 23.1 are filed herewith.

ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1)

File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)

Include any additional or changed material information on the plan of distribution.

(2)

For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3)

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)

For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Liberty Lake, State of Washington, on February 27, 2012.

Wheelchair ADL Solutions Corporation

By: /s/ Matthew Allen

Matthew Allen

President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date
/s/ Matthew Allen Matthew Allen	President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Chairman of the Board of Directors	February 27, 2012
/s/ Mike Larson Mike Larson	Member of the Board of Directors	February 27, 2012

II-4